Exhibit 1

                     JOINT FILING AGREEMENT

          Each of the undersigned agrees that the Statement, including amendments, on Schedule 13D relating to shares of Common Stock of Mid-Iowa Financial Corp. to which this Agreement is attached is being filed on behalf of each of the undersigned.

                    5/1/97        Jerome H. Davis
                     Date           (Signature)

                    5/1/97        Susan B. Davis
                     Date           (Signature)

































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